SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2012

Smart Kids Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-153294	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 234, 9768-170 St. Edmonton, AB Canada	T5T 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 222-6257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On January 26, 2012, Smart Kids Group, Inc. (the “Company”) entered into an agreement (the “Agreement”) with WMX Group, Inc. (“WMX”). On February 7, 2012, the parties signed an addendum (the “Addendum”) to the Agreement. Pursuant to the Agreement, WMX agreed to provide consulting services to the Company in exchange for a 45% non-dilutable equity stake in the Company.

On March 8, 2012, the Company and WMX entered into a termination agreement (the “Termination Agreement”) to terminate the Agreement and Addendum. The parties are in negotiations to structure a reverse merger agreement that would obviate the consulting arrangement and the business relationship reflected by the Agreement and Addendum.

As a result of the Termination Agreement, the parties are required to return all shares issued under the Agreement and Addendum.

A copy of the Termination Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	The Agreement dated January 26, 2012(1)
10.2	Addendum dated February 7, 2012(1)
10.3	Termination Agreement, dated March 8, 2012

(1)                 Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

/s/ Richard Shergold

Richard Shergold

Chief Executive Officer

Date: March 8, 2012

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